Exhibit 3.29

                            ARTICLES OF INCORPORATION

                                       OF

                         MANITOWOC EQUIPMENT WORKS, INC.


         I, the undersigned, for the purpose of forming a corporation under the General Corporation Law of the State of Nevada, do hereby certify:

                                   ARTICLE I.

                                      Name

         The name of the corporation is Manitowoc Equipment Works, Inc.

                                  ARTICLE II.

                        Registered Office; Resident Agent

         The corporation's registered office in the State of Nevada is One East First Street, Reno, Nevada 89501. The name of the corporation's resident agent at such address is The Corporation Trust Company of Nevada.

                                  ARTICLE III.

                                  Capital Stock

         The aggregate number of shares which the corporation shall have authority to issue is 25,000, of a single class designated as "Common Stock", having a par value of $0.01 per share.
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                                   Article IV.

                                 Governing Body

         The governing body of the corporation shall consist of directors, the number of which may be fixed from time to time by the By-laws of the Corporation. The initial Board of Directors shall consist of three (3) members, whose names and addresses are as follows:

             Name                                  Address

         Fred M. Butler                   700 East Magnolia Avenue
                                          Suite B
                                          Manitowoc, WI  54221

         Robert R. Friedl                 700 East Magnolia Avenue
                                          Suite B
                                          Manitowoc, WI  54221

         E. Dean Flynn                    700 East Magnolia Avenue
                                          Suite B
                                          Manitowoc, WI  54221

                                   ARTICLE V.

                                  Incorporator

         The name and address of the sole incorporator executing these Articles of Incorporation are as follows:

                   Name                         Address

              Thomas A. Simonis            c/o Quarles & Brady
                                           411 East Wisconsin Avenue
                                           Milwaukee, Wisconsin  53202